As filed with the Securities and Exchange Commission on April 18, 2014

Registration No. 333-69481
Registration No. 333-44078
Registration No. 333-61452
Registration No. 333-105723
Registration No. 333-111802
Registration No. 333-136000
Registration No. 333-139490
Registration No. 333-141006
Registration No. 333-144956
Registration No. 333-171070
Registration No. 333-175426

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-69481
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44078
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61452
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO.  333-105723
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-111802
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136000
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-139490
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-141006
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-144956
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171070
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-175426

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	91-1572822

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 North Wall Street
Spokane, Washington 99201
(Address of Principal Executive Offices)

Sterling Financial Corporation 1998 Long-Term Incentive Plan
First Federal Savings and Loan Association of Montana 1992 Stock Option and Incentive Plan

Sterling Savings Bank Employee Savings and Investment Plan & Trust
Sterling Financial Corporation 2001 Long-Term Incentive Plan
Sterling Financial Corporation 2003 Long-Term Incentive Plan
Klamath First Bancorp, Inc. 1996 Stock Option Plan
Lynnwood Financial Group Qualified and Nonqualified Stock Option Plan
FirstBank NW Corp. 1998 Stock Option Plan
Oregon Trail Financial Corp. 1998 Stock Option Plan
Northern Empire 1997 Stock Option Plan
Sterling Financial Corporation 2007 Long-Term Incentive Plan
Sterling Financial Corporation 2010 Long-Term Incentive Plan
Sterling Financial Corporation 2011 Employee Stock Purchase Plan

(Full title of the plan)

Andrew J. Schultheis, General Counsel
Sterling Financial Corporation
111 North Wall Street
Spokane, Washington 99201
(509) 458-3711
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒		Accelerated filer	

Non-accelerated filer		(Do not check if a smaller reporting company)	Smaller reporting company	

TERMINATION OF REGISTRATION

Sterling Financial Corporation (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock (the “Common Stock”) previously registered by the Company pursuant to the following registration statements (collectively, the “Registration Statements”):

•
Registration Statement on Form S-8 (File No. 333-69481), registering 549,505 shares of Common Stock under the Sterling Financial Corporation 1998 Long-Term Incentive Plan and First Federal Savings and Loan Association of Montana 1992 Stock Option and Incentive Plan, filed with the Securities and Exchange Commission on December 22, 1998;

•
Registration Statement on Form S-8 (File No. 333-44078), registering 240,000 shares of Common Stock under the Sterling Savings Bank Employee Savings and Investment Plan & Trust, filed with the Securities and Exchange Commission on August 18, 1998;

•
Registration Statement on Form S-8 (File No. 333-61452), registering 500,000 shares of Common Stock under the Sterling Financial Corporation 2001 Long-Term Incentive Plan, filed with the Securities and Exchange Commission on May 23, 2001;

•
Registration Statement on Form S-8 (File No. 333-105723), registering 1,000,000 shares of Common Stock under the Sterling Financial Corporation 2003 Long-Term Incentive Plan, filed with the Securities and Exchange Commission on May 30, 2003;

•
Registration Statement on Form S-8 (File No. 333-111802), registering 554,024 shares of Common Stock under the Klamath First Bancorp, Inc. 1996 Stock Option Plan, filed with the Securities and Exchange Commission on January 9, 2004;

•
Registration Statement on Form S-8 (File No. 333-136000), registering 77,528 shares of Common Stock under the Lynnwood Financial Group Qualified and Nonqualified Stock Option Plan, filed with the Securities and Exchange Commission on July 25, 2006;

•
Registration Statement on Form S-8 (File No. 333-139490), registering 187,632 shares of Common Stock under the FirstBank NW Corp. 1998 Stock Option Plan and Oregon Trail Financial Corp. 1998 Stock Option Plan, filed with the Securities and Exchange Commission on December 19, 2006;

•
Registration Statement on Form S-8 (File No. 333-141006), registering 574,397 shares of Common Stock under the Northern Empire 1997 Stock Option Plan, filed with the Securities and Exchange Commission on March 1, 2007;

•
Registration Statement on Form S-8 (File No. 333-144956), registering 2,000,000 shares of Common Stock under the Sterling Financial Corporation 2007 Long-Term Incentive Plan, filed with the Securities and Exchange Commission on July 30, 2007;

•
Registration Statement on Form S-8 (File No. 333-171070), registering 6,060,607 shares of Common Stock under the Sterling Financial Corporation 2010 Long-Term Incentive Plan, filed with the Securities and Exchange Commission on December 9, 2010; and

•
Registration Statement on Form S-8 (File No. 333-175426), registering 2,000,000 shares of Common Stock under the Sterling Financial Corporation 2011 Employee Stock Purchase Plan, filed with the Securities and Exchange Commission on July 8, 2011.

On April 18, 2014, pursuant to an Agreement and Plan of Merger, by and among the Company and Umpqua Holdings Corporation, an Oregon Corporation (“Umpqua”), Sterling merged with and into Umpqua (the “Merger”), with Umpqua as the surviving corporation.  As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements.  Accordingly, the Company hereby terminates the effectiveness of each Registration Statement, in accordance with an undertaking made in each of the Registration Statements, and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on April 18, 2014.

Umpqua Holdings Corporation, as successor to Sterling Financial Corporation

By:	/s/ Steven L. Philpott
	Name:	Steven L. Philpott
	Title:	Executive Vice President, General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.